Greenlane Announces Sale of Headquarters Building For $9.95 Million

BOCA RATON, FL / September 29, 2022 / Greenlane Holdings, Inc. ("Greenlane" or the "Company") (NASDAQ:GNLN), one of the largest global sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products, today announced the sale of its company headquarters building at 1095 Broken Sound Parkway, Boca Raton, Florida.

The sale is in accordance with Greenlane’s previously announced liquidity plan. The building was sold for $9,950,000 and closed on September 22, 2022. Greenlane operations will remain in the same building and the company will be transitioning its space to Suite 100.

“We continue to execute well on our liquidity initiatives, despite the extremely challenging macro environments. Additionally, we are always evaluating areas within the portfolio to unlock value that currently isn’t represented in our public market capitalization.” said Nick Kovacevich, CEO of Greenlane. “Furthermore, we are optimizing our business and materially reducing our costs. In today’s hybrid work environment, owning a large HQ building doesn’t make sense for Greenlane and consolidating our office and warehouse footprints will allow us to be more cost-efficient, streamlined, and scalable.”

About Greenlane Holdings, Inc.

Greenlane is the premier global platform for the development and distribution of premium cannabis accessories, packaging, vape solutions, and lifestyle products. We operate as a powerful family of brands, third-party brand accelerator, and omni-channel distribution platform, providing unparalleled product quality, customer service, compliance knowledge, and operations and logistics to accelerate our customers' growth.

As a pioneer in the cannabis space, Greenlane has an incredible acumen for detecting opportunities in the marketplace. We proudly own and operate a diverse brand portfolio including DaVinci Vaporizers, Pollen Gear™, Higher Standards, Groove, and Eyce. Additionally, Greenlane strategically partners with leading multi-state operators, licensed producers, and brands, such as Storz & Bickel (Canopy-owned), Grenco Science, VIBES, and CCELL, to develop and distribute innovative and high-quality products.

Founded in 2005, Greenlane serves an expansive customer base comprised of thousands of retail locations, including licensed cannabis dispensaries, smoke shops, and specialty retailers. Greenlane also owns and operates Vapor.com and VapoShop.com, two industry-leading, direct-to-consumer e-commerce platforms in North America and Europe respectively.

For additional information, please visit: https://gnln.com/.

Forward Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements include, among others, statements relating to: the current and future performance of the Company's business, including comments relating to the Company's beliefs regarding its public market capitalization and valuation, and the efficiency and scalability of the Company’s business; expected benefits from Company’s previously announced liquidity initiatives; and the Company's financial outlook and expectations. For a description of factors that may cause the Company's actual results or performance to differ from its forward-looking statements, please review the information under the heading "Risk Factors" included in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2021, the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, and the Company's other filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Greenlane on the date hereof. Greenlane undertakes no duty to update this information unless required by law.

Investor Contact

Darsh Dahya, CAO
ir@greenlane.com